                                                            REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                   ADT LIMITED
               (Exact name of registrant as specified in charter)

                BERMUDA                                           NONE
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                          CEDAR HOUSE, 41 CEDAR AVENUE
                            HAMILTON HM 12, BERMUDA*
           (Address of principal executive offices including zip code)

                                   ADT LIMITED
                          1993 LONG TERM INCENTIVE PLAN
                         (AS AMENDED FEBRUARY 29, 1996)
                                       AND
                       SENIOR EXECUTIVE SHARE OPTION PLAN
                                 OF ADT LIMITED
                              (Full Title of Plan)

                                STEPHEN J. RUZIKA
                                  C/O ADT, INC.
                                 ONE BOCA PLACE
                                   SUITE 421W
                            BOCA RATON, FLORIDA 33431
                     (Name and address of agent for service)
                                 (407) 997-8406
          (Telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed                 Proposed
 Title of                                               maximum                  maximum
securities                   Amount                    offering                 aggregate           Amount of
   to be                     to be                     price per                offering          Registration
registered                 registered                   share(a)                 price(a)             Fee

Common Shares of
$0.10 each ............    18.776,668                                          $261,280,025      $90,096.56



         (a) Estimated solely for the purpose of calculating the amount of the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933. With regard to the 3,693,335 options to purchase Common Shares (the "Options"), which Options are currently authorized but not yet issued under the ADT Limited 1993 Long-Term Incentive Plan (as amended February 29, 1996) (the "1993 Plan"), computed as of May 10, 1996 pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low sales price for the Common Shares as reported on the New York Stock Exchange; with regard to the 2,000,000 Options currently outstanding under the Senior Executive Share Option Plan of ADT Limited, computed pursuant to Rule 457(h)(1) under the Securities Act on the basis of 500,000 Options exercisable at $9.000 per Common Share and 1,500,000 Options exercisable at $11.688 per Common Share; and with regard to the 13,083,333 Options currently outstanding under the 1993 Plan, computed pursuant to Rule 457(h)91) under the Securities Act on the basis of 812,500 Options exercisable at $8.000 per Common Share, 225,000 Options exercisable a $8.625 per Common Share, 406,250 Options exercisable at 8.800 per Common Share, 732,500 Options exercisable at 9.000 per Common Share, 406,250 Options exercisable at 9.600 per Common Share, 343,750 Options exercisable at 9.900 per Common Share, 343,750 Options exercisable at
10.800 per Common Share, 480,000 Options exercisable at 11.625 per Common Share, 500,000 Options exercisable at 11.688 per Common Share, 250,000 Options exercisable at 12.856 per Common Share, 250,000 Options exercisable at 14.025 per Common Share and 8,333,333 Options exercisable at 15.000 per Common Share.

- ----------------------------
         * The registered and principal executive offices of ADT Limited are located at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. The executive offices of the subsidiary which supervises the Company's North American activities are located in the United States at One Boca Place, 2255 Glades Road, Suite 421A, Boca Raton, Florida 33431. The telephone number there is 407-997-8406.

                                    PART II.
                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

                  (a) The Annual Report for the year ended December 31, 1995 on Form 10-K of ADT Limited ("ADT") filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited consolidated financial statements with respect to ADT's fiscal year ended December 31, 1995.

                  (b) All other reports filed by ADT pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

                  (c) ADT's registration statement on Form S-3 filed pursuant to
Section 12(g) of the Exchange Act, which contains a description of ADT's Common Shares, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by ADT pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  John D. Campbell, Secretary of ADT, is also a member of the law firm of Appleby Spurling & Kempe which will be rendering an opinion as to the legality of the securities being registered.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Section 103 of the Bye-Laws of ADT provides, in part, that ADT shall indemnify its directors and officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under The Companies Act 1981 (as amended) of Bermuda. Section 98 of The Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of the willful negligence, willful default, fraud or dishonesty of the director or officer. However, such section permits ADT to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

                  ADT maintains liability insurance covering its directors and officers and those of its subsidiaries.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable

ITEM 8.           EXHIBITS

                  The exhibits described in the Exhibit Index hereto are filed with this registration statement.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the

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
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 16th day of May, 1996.

                                      ADT LIMITED

                                      By:/s/ Stephen J. Ruzika
                                         ---------------------
                                         Stephen J. Ruzika
                                         Executive Vice President

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person executing this registration statement constitutes and appoints Michael A. Ashcroft and Stephen J. Ruzika, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    SIGNATURES                                                 TITLE                                       DATE
    ----------                                                 -----                                       ----
                                                 Chairman, Chief Executive Officer
                                                          and a Director                               May 16, 1996

/s/ Michael A. Ashcroft
- -----------------------
Michael A. Ashcroft

                                                  Executive Vice President, Chief
/s/ Stephen J. Ruzika                            Financial Officer and a Director                      May 16, 1996
- ---------------------
Stephen J. Ruzika

                                                             Director                                  May __, 1996
- ------------------------
John E. Danneberg

/s/ Alan B. Henderson                                        Director                                  May 16, 1996
- ---------------------
Alan B. Henderson

/s/ James S. Pasman, Jr.                                     Director                                  May 16, 1996
- ------------------------
James S. Pasman, Jr.



/s/ W. Peter Slusser                                         Director                                  May 16, 1996
- --------------------
W. Peter Slusser

/s/ William W. Stinson                                       Director                                  May 16, 1996
- ----------------------
William W. Stinson

/s/ Raymond S. Troubh                                        Director                                  May 16, 1996
- ---------------------
Raymond S. Troubh

                            AUTHORIZED REPRESENTATIVE

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on May 16, 1996 by the undersigned as the duly authorized representative of ADT Limited in the United States.

                                       ADT, INC.

                                       By: /s/ Stephen J. Ruzika
                                           ---------------------
                                           Name: Stephen J. Ruzika
                                           Title: President

                                  EXHIBIT INDEX

EXHIBIT                                                                                   PAGE NO.
- -------                                                                                   --------

 4(a) -  ADT Limited 1993 Long Term Incentive Plan (as amended February 29, 1996)......

 4(b) -  Senior Executive Share Option Plan of ADT Limited.............................

 5    -  Opinion (and consent) of Messrs. Appleby Spurling
             & Kempe, counsel to ADT Limited, as to the legality
             of the securities registered..............................................

23(a) -  Consent of Coopers & Lybrand..................................................

23(b) -  Consent of Appleby Spurling & Kempe is included in
             their opinion referred to in Exhibit 5 above..............................